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                                 EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE COMPANY

1.       The following entities are wholly-owned subsidiaries of  the Company:

         a. Capstar Radio Broadcasting Partners, Inc., a Delaware corporation.
         b. Point Madison Acquisition Company, Inc., a Delaware corporation.
         c.      Capstar Broadcasting Florida, Inc., a Delaware corporation.

2. Atlantic Star Communications, Inc., a Delaware corporation, is a wholly-owned subsidiary of Capstar Radio Broadcasting Partners, Inc.

3. The following entities are wholly-owned subsidiaries of Atlantic Star Communications, Inc.:

         a.      Commodore Media of Delaware, Inc., a Delaware corporation.
         b.      Commodore Media of Pennsylvania, Inc., a Delaware corporation.
         c.      Commodore Media of Florida, Inc., a Delaware corporation.
         d.      Commodore Media of Kentucky, Inc., a Delaware corporation.
         e.      Commodore Media of Norwalk, Inc., a Delaware corporation.
         f.      Commodore Media of Westchester, Inc., a Delaware corporation.

4. Danbury Broadcasting, Inc., a Connecticut corporation, is a wholly-owned subsidiary of Commodore Media of Norwalk, Inc.

5. Southern Star Communications, Inc., a Delaware corporation, is a wholly-owned subsidiary of Capstar Radio Broadcasting Partners, Inc.

6. The following entities are wholly-owned subsidiaries of Southern Star Communications, Inc.:

         a.      Atlantic City Broadcasting Corp., a Delaware corporation.
         b.      Breadbasket Broadcasting Corporation, a Delaware corporation.
         c.      Houndstooth Broadcasting Corporation, a Delaware corporation.
         d.      O.C.C., Inc., a Delaware corporation.
         e.      Osborn Entertainment Enterprises Corporation, a Delaware
                 corporation.
         f.      SNG Holdings, Inc., a Delaware corporation.
         g.      Southeast Radio Holding Corp., a Delaware corporation.
         h.      Ameron Broadcasting Corporation, a Delaware corporation.
         i.      WNOK Acquisition Company, Inc., a Delaware corporation.
         j.      Dixie Broadcasting, Inc., an Alabama corporation.
         k.      Radio WBHP, Inc., an Alabama corporation.
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7.       The following entities are wholly-owned subsidiaries of O.C.C., Inc.:

         a.      Ladner Communications Holding Corp., a Delaware corporation.
         b.      Mountain Radio Corporation, a Delaware corporation.
         c.      Orange Communications, Inc., a Delaware corporation.
         d.      RKZ Television, Inc., a Delaware corporation.
         e.      Yellow Brick Radio Corporation, a Delaware corporation.

8. The following entities are wholly-owned subsidiaries of Osborn Entertainment Enterprises Corporation:

         a.      Jamboree in the Hills, Inc., a Delaware corporation.
         b.      Music Hall Club, Inc., a West Virginia corporation.

9.       The following entities are wholly-owned subsidiaries of SNG Holdings,
         Inc.:

         a.      Great American East, Inc., a North Carolina corporation.
         b.      Nelson Broadcasting Corporation, a Delaware corporation.
         c.      Short Broadcasting Corporation, a Delaware corporation.

10. The following entities are wholly-owned subsidiaries of Southeast Radio Holding Corp.:

         a.      Asheville Broadcasting Corp., a Delaware corporation.
         b.      Corkscrew Broadcasting Corporation, a Delaware corporation.
         c.      Daytona Beach Broadcasting Corp., a Delaware corporation.
         d.      Rainbow Broadcasting Corporation, a Delaware corporation.

11. Dixie Broadcasting, Inc. and Radio WBHP, Inc. each own a 50% interest in the following entity:

         a. Mountain Lakes Broadcasting, L.L.C., an Alabama limited liability company.

12. The following entities are wholly-owned subsidiaries of Ladner Communications Holding Corp.:

         a.      Beatrice Broadcasting Corporation, a Delaware corporation.
         b.      Currey Broadcasting Corporation, a Delaware corporation.
         c.      Osborn Sound & Communications Corp., a Delaware corporation.
         d.      Waite Broadcasting Corp., a Delaware corporation.


13. GulfStar Communications, Inc., a Delaware corporation, is a wholly-owned subsidiary of Capstar Radio Broadcasting Partners, Inc.
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14.      GulfStar Communications Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of GulfStar Communications, Inc.

15. The following entities are wholly-owned subsidiaries of GulfStar Communications Holdings, Inc.:

         a. GulfStar Communications Beaumont, Inc., a Delaware corporation.
         b. GulfStar Communications Port Arthur, Inc., a Delaware corporation.
         c.      GulfStar Communications Lufkin, Inc., a Delaware corporation.
         d. GulfStar Communications Victoria, Inc., a Delaware corporation.
         e.      GulfStar Communications Tyler, Inc., a Delaware corporation.
         f. Bryan Broadcasting Operating Company, Inc., a Delaware corporation.
         g.      Sonance Waco Operating Company, Inc., a Delaware corporation.
         h. GulfStar Communications Management, Inc., a Delaware corporation.
         i. GulfStar Communications Baton Rouge, Inc., a Delaware corporation.
         j. GulfStar Communications Texarkana, Inc., a Delaware corporation.
         k. GulfStar Communications New Mexico, Inc., a Delaware corporation.
         l. GulfStar Communications Arkansas, Inc., a Delaware corporation.
         m. GulfStar Communications Corpus Christi, Inc., a Delaware corporation.
         n.      GulfStar Communications Waco, Inc., a Delaware corporation.
         o.      GulfStar Communications Lubbock, Inc., a Delaware corporation.
         p.      GulfStar Communications Killeen, Inc., a Delaware corporation.
         q. GulfStar Communications Oklahoma, Inc., a Delaware corporation.

16. GulfStar Communications Beaumont Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Beaumont, Inc.

17. GulfStar Communications Port Arthur Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Port Arthur, Inc.

18. GulfStar Communications Lufkin Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Lufkin, Inc.

19. GulfStar Communications Victoria Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Victoria, Inc.

20. GulfStar Communications Tyler Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Tyler, Inc.

21. Bryan Broadcasting License Subsidiary, Inc., a Delaware corporation, is a wholly owned subsidiary of Bryan Broadcasting Operating Company, Inc.

22. Sonance Waco License Subsidiary, Inc., a Delaware corporation, is a wholly owned subsidiary of Sonance Waco Operating Company, Inc.
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23.      Baton Rouge Broadcasting Company, Inc., a Louisiana corporation, and
         GulfStar Communications Baton Rouge Licensee, Inc., a Louisiana corporation, are wholly owned subsidiaries of GulfStar Communications Baton Rouge, Inc.

24. GulfStar Communications Texarkana Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Texarkana, Inc.

25. GulfStar Communications New Mexico Licensee, Inc., a New Mexico corporation, is a wholly owned subsidiary of GulfStar Communications New Mexico, Inc.

26. GulfStar Communications Arkansas Licensee, Inc., a Arkansas corporation, is a wholly owned subsidiary of GulfStar Communications Arkansas, Inc.

27. GulfStar Communications Corpus Christi Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Corpus Christi, Inc.

28. GulfStar Communications Waco Licensee, Inc., a Texas corporation, is a wholly owned subsidiary of GulfStar Communications Waco, Inc.

29. GulfStar Communications Lubbock Licensee, Inc., a Delaware corporation, is a wholly owned subsidiary of GulfStar Communications Lubbock, Inc.

30. GulfStar Communications Killeen Licensee, Inc., a Delaware corporation, is a wholly owned subsidiary of GulfStar Communications Killeen, Inc.

31. Capstar Acquisition Company, Inc., a Delaware corporation, Pacific Star Communications, Inc., a Delaware corporation, and Central Star Communications, Inc., a Delaware corporation, are wholly-owned subsidiaries of Capstar Radio Broadcasting Partners, Inc.